Exhibit 99.1

WikiLoan and WikiPay Complete Merger

LOS ANGELES Feb 14, 2012 --WikiLoan, Inc. ("WikiLoan", or "the Company") is pleased to announce that it has signed the final merger agreement between WikiLoan, Inc. and WikiPay, Inc.

WikiLoan retained CB Capital Partners, Inc., a prominent investment bank, to issue a fairness opinion and to act as its financial advisor with respect to the transaction.  WikiLoan will acquire 100% of the issued and outstanding shares of WikiPay, Inc. and its two wholly-owned subsidiaries, WikiPay LTD of the United Kingdom and WikiPay SA of Mexico, in exchange for the issuance of 7,992,000 shares of WikiLoan Series A Preferred Stock.

“WikiPay has experienced tremendous interest and momentum with its award winning products and services.  Since winning the Harvard Business School New Venture Contest for the Southwestern United States in March of 2011, WikiPay hasn't looked back.   It has generated great traction in Mexico for its payment and micro-payment technology, and there has been great interest shown in the U.S. for WikiBlast, it's Mobile Marketing Solution.  We are thrilled to have found a way to bring these businesses together to create value for our shareholders.  By combining our respective technologies, WikiLoan and WikiPay can scale operations and effectively market to our customer segments.  Wikiloan’s shareholders have been very patient for our team to identify the best opportunities to drive revenue growth, and we feel that this merger will be their reward.  We are excited about the opportunities ahead of us both in the US and abroad,” stated WikiLoan President Edward C. DeFeudis.

ABOUT WIKILOAN, INC.

WikiLoan, Inc. owns and operates two proprietary state-of-the-art technology platforms, WikiPay and WikiLoan.

WikiPay is a low-cost, cash-based mobile payment and marketing platform solution for Peer-to-Peer (P2P), Business-to-Consumer (B2C), Consumer-to-Business (C2B), and Business-to-Business (B2B) transactions.  The main pull for WikiPay is its low transaction fees. WikiPay is FREE for payments between members.  Additionally, WikiPay’s mobile marketing application, WikiBlast, enables merchants to reach their client base instantly with a variety of customizable SMS marketing programs.  For more information, please visit:  www.wikipay.com or the mobile website: m.wikipay.com.

WikiLoan is a Social Network with a focus on finance. At www.wikiloan.com, family and friends can borrow and lend money among themselves at rates suitable to their respective needs. The company's website provides repayment schedules and documentation for loans, along with proprietary administrative tools, which enable users to securely pull credit reports and automate the loan repayment process.

ABOUT CB CAPITAL PARTNERS
CB Capital Partners is a specialized investment banking firm, which focuses on creating value through customized financial advisory assignments including capital raises, debt placements, strategic and financial partnerships, and mergers and acquisitions transactions. The firm was founded in 2001 in order to bring innovative and value-added solutions to their clientèle through a conservative and disciplined application of our diverse professional institutional investment banking talents. http://www.cbcapital.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding WikiLoan, and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where WikiLoan expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. WikiLoan does not undertake any obligation to update any forward looking statement, except as required under applicable law.

CONTACT:
Investors may contact:
Ben Hansel  (720) 288-8495
benh@ttfsco.com.
SOURCE: WikiLoan, Inc. http://www.wikiloan.com/